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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 6, 2002 (September 4, 2002)
Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

501 Kansas Avenue
Kansas City, KS 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant's telephone number, including area code)

Item 5. Other Events

        On August 2, 2002, EPIQ Systems, Inc. (the "Company") announced that it had entered into an agreement to acquire the assets of Trumbull Bankruptcy Services, a unit of Trumbull Services L.L.C. Trumbull Services is a wholly owned subsidiary of The Hartford Financial Services Group, Inc. On September 4, 2002, the Company announced that it had terminated the acquisition agreement. The Company had previously drawn $10,000,000 on its line of credit in anticipation of completing this transaction. The Company repaid that line of credit in full on September 5, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.
Date: September 6, 2002
	By:	/s/ TOM W. OLOFSON
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director

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  Item 5. Other Events
SIGNATURES